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                                                                    EXHIBIT 4.01


NUMBER________________       INSYNC SYSTEMS, INC.                         SHARES
                           A CALIFORNIA CORPORATION

                          INCORPORATED IN CALIFORNIA
                                AUGUST 30, 1989

                        CAPITAL STOCK 54,000,000 SHARES

COMMON STOCK 50,000,000 SHARES, PAR VALUE $.01  PREFERRED STOCK 4,000,000, PAR
  VALUE $.01

     THIS CERTIFIES THAT *NAME* is the record holder of *SHARES* fully paid and nonassessable Shares of the Common Stock of Incync Systems, Inc. a California corporation, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of said corporation and any amendments thereto, to all of which the holder(s) of this certificate, by acceptance hereof, assent(s). The shares represented by this certificate are subject to the legends affixed to the back of this certificate.

     A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any shareholder, upon request and without charge, a copy of such statement.


_____________________________________       ____________________________________
Terence J. Griffin, CFO and Secretary       Stanley L. Leopard, Chairman and CEO
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FOR VALUE RECEIVED____________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS
UNTO__________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT__________________, ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION THE PREMISES.


DATED_____________, 19___


IN PRESENCE OF _______________________________________
                    (Witness) (Stockholder)


                       ________________________
                        (Stockholder)


NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.